Exhibit 99.1

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FOR IMMEDIATE RELEASE

Contact: Fisker Inc.

Simon Sproule, SVP, Communications

310.374.6177 | Fisker@DRIVEN360.com

Rebecca Lindland, Director, Communications

rlindland@fiskerinc.com

Dan Galves, VP, Investor Relations

dgalves@fiskerinc.com

FiskerIR@icrinc.com

FISKER ANNOUNCES RESULTS OF FIRST ANNUAL STOCKHOLDER MEETING

•	Elected three Class 1 Directors to company Board each for a three-year term

•	Ratified appointment of PricewaterhouseCoopers LLP as accounting firm

•	Highlighted initiative to produce a climate neutral product by 2027

•	Conducted a 30 minute question and answer session

LOS ANGELES (June 9, 2021) – Fisker Inc. (NYSE: FSR) (Fisker) – passionate creator of the world’s most sustainable electric vehicles and advanced mobility solutions – held the company’s first-ever Annual Stockholders Meeting virtually via live webcast from its headquarters in Manhattan Beach, CA on Tuesday, June 8, 2021.

Fisker stockholders approved all proposals voted on at the meeting.

As a result, the following nominees were elected to the Board of Directors as Class 1 directors for a three-year term expiring at the 2024 annual meeting of stockholders:

a.	Wendy J. Greuel, consultant to the Discovery Cube Science Center and former Los Angeles City Controller

b.	Roderick K. Randall, Executive Partner at Siris Capital Group, LLC

c.	Mitchell S. Zuklie, Chairman and Chief Executive Officer of Orrick, Herrington & Sutcliffe, LLP

The Board of Directors of Fisker, Inc. currently has eight directors. Of its members, six are independent, and three are women. “The composition of our Board of Directors reflects the company’s desire to maintain sector expertise and preserve the diversity of its membership,” says Chairman and Chief Executive Officer Henrik Fisker.

The company also ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Fisker Inc. for the fiscal year ending December 31, 2021.

Fisker provided incremental details about its goal to produce a Climate Neutral Electric Vehicle Product by 2027, followed by a question and answer session with stockholders.

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An audio replay of the Annual Stockholders Meeting will be available for 12 months at this link, and Fisker is providing a transcript of the meeting at this link.

For more information or interview inquiries, contact Fisker@GoDRIVEN360.com.

About Fisker Inc.

California-based Fisker Inc. is revolutionizing the automotive industry by developing the most emotionally desirable and eco-friendly electric vehicles on Earth. Passionately driven by a vision of a clean future for all, the Company is on a mission to become the No. 1 e-mobility service provider with the world’s most sustainable vehicles. To learn more, visit www.FiskerInc.com – and enjoy exclusive content across Fisker’s social media channels: Facebook, Instagram, Twitter, YouTube, and LinkedIn.

Download the revolutionary new Fisker mobile app from the App Store or Google Play store.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the US Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the goal to produce a climate neutral vehicle by 2027 and statements regarding the Company’s future performance and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: Fisker’s limited operating history; Fisker’s ability to enter into additional manufacturing and other contracts with Magna, or other OEMs or tier-one suppliers in order to execute on its business plan; the risk that OEM and supply partners do not meet agreed upon timelines or experience capacity constraints; Fisker may experience significant delays in the design, manufacture, regulatory approval, launch and financing of its vehicles; Fisker’s ability to execute its business model, including market acceptance of its planned products and services; Fisker’s inability to retain key personnel and to hire additional personnel; competition in the electric vehicle market; Fisker’s inability to develop a sales distribution network; and the ability to protect its intellectual property rights; and those factors discussed in Fisker’s Annual Report on Form 10-K, as amended, under the heading “Risk Factors,” filed with the Securities and Exchange Commission (the “SEC”), as may be supplemented by Quarterly Reports on Form 10-Q and other reports and documents Fisker files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Fisker undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

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